                                     FORM OF
                            PARTICIPATION AGREEMENT

                                  (ALL AWARDS)

       This Participation Agreement (the "AGREEMENT") is made and entered into as of January 28, 2000 by and between Merrill Corporation, a Minnesota corporation ("MERRILL") and _____________, an individual residing at ______________ (the "EMPLOYEE").

                                W I T N E S S E T H

       WHEREAS, on December 20, 1999, the Board of Directors and shareholders of Merrill adopted the 1999 Merrill Corporation Stock Option Plan (the "OPTION PLAN") authorizing the Compensation Committee of the Board of Directors of Merrill to grant stock options to employees and independent contractors of Merrill or any subsidiary of Merrill pursuant to the terms and conditions of the Option Plan.

       WHEREAS, on December 20, 1999, the Board of Directors and shareholders of Merrill adopted the 1999 Merrill Corporation Direct Investment Plan (the "DI PLAN") authorizing the Compensation Committee of the Board of Directors of Merrill to sell shares of Merrill's voting class B common stock, $0.01 par value (the "COMMON STOCK") to employees and independent contractors of Merrill or any subsidiary of Merrill pursuant to the terms and conditions of the DI Plan.

       WHEREAS, on or about December 21, 1999, the Employee received an award letter (the "ELIGIBILITY NOTICE") from Merrill informing the Employee that Merrill was offering the Employee (1) the opportunity to purchase Coinvestment Shares (as defined in the DI Plan) pursuant to the terms and conditions of the DI Plan, (2) the opportunity to purchase Reinvestment Shares (as defined in the DI Plan) pursuant to the terms and conditions of the DI Plan and (3) an option to purchase shares of Common Stock.

       WHEREAS, the Employee must execute and deliver this Agreement as a condition to participating in the DI Plan and Option Plan and receive the awards the Employee was granted in the Eligibility Notice.

       WHEREAS, all capitalized terms not otherwise defined in this Agreement or the attachments to this Agreement shall have such meanings given such terms in the Option Plan and DI Plan, respectively.

       NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.     STOCK OPTION GRANT.

       1.1. As of the date of this Agreement ("DATE OF GRANT") Merrill hereby grants to the Employee the right, privilege, and option (the "OPTION") to purchase ____________ shares (the "OPTION SHARES") of Common Stock, according to the terms and subject to the conditions set forth in this Agreement, the "Terms and Conditions of Non-Statutory Stock Option Awards" attached to this Agreement and the Option Plan. The Option is NOT intended to be an "incentive stock option," as that term is used in
       Section 422 of the Internal Revenue Code of 1986, as amended (the
       "CODE").

       1.2. The per share price to be paid by Employee in the event of an exercise of the Option will be $22.00 per share.

       1.3. The Option will become exercisable with respect to fifty percent (50%) of the Option Shares in accordance with the "Time Vesting Option Schedule" attached to this Agreement, and the remaining fifty percent (50%) of the Option Shares will become exercisable in accordance with the "Performance Vesting Option Schedule" attached to this Agreement.

       1.4. The Employee hereby acknowledges and agrees that by executing this Agreement, the Employee will be bound by the terms and conditions set forth in the "Terms and Conditions of Non-Statutory Stock Options" attached to this Agreement.

2.     STOCK PURCHASE GRANT.

       2.1. The Employee hereby subscribes to purchase _____________ Coinvestment Shares (the "COINVESTMENT SHARES") for a purchase price of $22.00 per share and upon the terms and conditions set forth in the "Terms and Conditions of Purchase of Common Stock" attached to this Agreement. As payment for the Coinvestment Shares, the Employee:

              (a) Has delivered to Merrill along with the executed copy of this Agreement a check or other cash payment payable to "Merrill Corporation" in an amount equal to thirty-five percent (35%) of the total purchase price for the Coinvestment Shares (or $__________).

              (b) Promises to pay to the order of Merrill, its successors and assigns, at its office at One Merrill Circle, St. Paul, Minnesota 55108, or such other place as the holder hereof may designate in writing from time to time, an amount equal to sixty-five percent (65%) of the total purchase price for the Coinvestment Shares, or the principal sum of $______________ in lawful money of the United States (the "PURCHASE LOAN"), together with interest from the date hereof on the unpaid balance of the Purchase Loan at a fixed rate of eight percent (8%) per annum (the "INTEREST RATE"). Interest on the Purchase Loan shall be computed on the actual number of days elapsed and a 365-day year. Interest will not be payable during the term of the Purchase Loan pursuant to the "Terms and Conditions of the Nonrecourse Purchase Loan" attached to this Agreement, but will be paid on the Maturity Date (as defined in the "Terms and Conditions of the Nonrecourse Purchase Loan" attached to this Agreement). All accrued but unpaid interest on the Purchase Loan will be in addition to the principal balance of the Purchase Loan. The Employee hereby acknowledges and agrees that by executing this Agreement, the Employee will be bound by the terms and conditions set forth in the "Terms and Conditions of the Nonrecourse Purchase Loan" attached to this Agreement.

              (c) Grants to Merrill, as collateral for the Purchase Loan, a security interest in the Coinvestment Shares pursuant to the terms and conditions set forth in the "Terms and Conditions of the Pledge and Custody Agreement" attached to this Agreement. The Employee hereby acknowledges and agrees that by executing this Agreement, the Employee will be bound by the terms and conditions set forth in the "Terms and Conditions of the Pledge and Custody Agreement" attached to this Agreement.

       2.2. The Employee hereby subscribes to purchase _____________ Reinvestment Shares (the "REINVESTMENT SHARES") for a purchase price of $22.00 per share and upon the terms and conditions set forth in the "Terms and Conditions of Purchase of Common Stock" attached to this Agreement. A check or other cash payment payable to "Merrill Corporation" in the amount of $___________ for the Reinvestment Shares is also delivered to Merrill with an executed copy of this Agreement.

       2.3. All Coinvestment Shares purchased by the Employee shall vest in accordance with the "Coinvestment Shares Vesting Schedule" attached to this Agreement.

       2.4. The Employee acknowledges that Merrill is relying upon the accuracy and completeness of the representations contained in this Agreement and in the "Terms and Conditions of Purchase of Common Stock" attached to this Agreement in complying with its obligations under applicable securities laws and that the purchase of the Reinvestment Shares and Coinvestment Shares may be rejected for any reason.

       2.5. The Employee represents and warrants to Merrill that the Employee is a bona fide resident of the State listed as Employee's residence in the introductory paragraph herein.

       2.6. The Reinvestment Shares and Coinvestment Shares purchased by the Employee will be held in such Employee's individual name.

3.     INVESTORS' AGREEMENT.

       3.1. In connection with the Employee's purchase of Common Stock upon the exercise of the Option pursuant to the Option Plan or upon the purchase of Coinvestment Shares and/or Reinvestment Shares pursuant to the DI Plan, the Employee hereby acknowledges and agrees that Employee has received and reviewed a copy of the Investors' Agreement, dated November 23, 1999, by and among Merrill and its shareholders (the "INVESTORS' AGREEMENT"). By execution of this Agreement, the Employee hereby acknowledges and agrees to be bound by the terms and conditions of the Investors' Agreement, as amended from time to time, in the same manner and to the same effect as if the Employee were an original party thereto, including, without limitation, acknowledgment that the Employee shall be considered a "Co-invest Management Stockholder" or "Other Stockholder" as such terms are defined in the Investors' Agreement. The other shareholders of Merrill, and the Board of Directors of Merrill, shall be entitled to rely on this Agreement in the same manner as if a counterpart of the Investors' Agreement were executed by the Employee, and Merrill's Board of Directors may utilize this Agreement as evidence of the signature of the Employee and attach the same to a copy of the Investors' Agreement, with this Agreement having the same validity, force and effect as if the Investor's Agreement and any amendments thereto had been executed by the Employee.

       3.2. Upon the exercise of the Option and pursuant to the Option Plan, unless otherwise notified by the Company, the Employee shall be deemed an "other" Stockholder within the meaning of the Investors' Agreement as of 12:01 a.m., January 28, 2000 (the "EFFECTIVE DATE"), the Date of Grant of the Option to the Employee for all purposes of the Investors' Agreement.

       3.3. Upon the issuance of the Reinvestment Shares and/or Coinvestment Shares and pursuant to the DI Plan, unless otherwise notified by the Company, the Employee shall be deemed an "other" Stockholder within the meaning of the Investors' Agreement as of the Effective Date for the issuance of Reinvestment Shares and/or Coinvestment Shares to the Employee for all purposes of the Investors' Agreement.

       3.4. Merrill shall notify the Employee promptly if the Employee's status for purposes of the Investors' Agreement changes for any reason pursuant to the terms and conditions of the Option Plan and DI Plan, respectively.

4.     CONFIDENTIALITY AND NONCOMPETE AGREEMENT.

       4.1. Upon the execution of this Agreement, the Employee hereby acknowledges and agrees to be bound by the terms and conditions of the "Confidentiality and Noncompete Provisions" attached to this Agreement.

5.     SECTION 83(b) ELECTION.

       5.1. The Employee acknowledges and agrees that the Employee (i) has reviewed with the Employee's own tax advisors the federal, state, local and foreign tax consequences of the purchase of the Shares and the other transactions contemplated by the DI Plan, and (ii) is relying solely on such advisors and not on any statements or representations of Merrill or any of its agents. Merrill strongly encourages the Employee to consult with such Employee's own tax advisor with respect to the making of an
       election pursuant to Section 83(b) of the Code.   THE EMPLOYEE
       ACKNOWLEDGES THAT IT IS THE EMPLOYEE'S SOLE RESPONSIBILITY AND NOT MERRILL'S RESPONSIBILITY TO FILE SUCH ELECTION ON A TIMELY BASIS, EVEN IF THE EMPLOYEE REQUESTS THAT MERRILL OR ITS REPRESENTATIVES MAKE SUCH FILING ON BEHALF OF THE EMPLOYEE.

       5.2. Merrill has attached to this Agreement an 83(b) Election Form that may be used by the Employee in the event the Employee decides to make such an election. Any such election, if made, must be filed with the Internal Revenue Service within thirty (30) days of the purchase of such Shares.

6.     TRUTH-IN-LENDING DISCLOSURE.

       6.1. If Employee's Purchase Loan is less than or equal to $25,000, the Employee acknowledges and agrees that by executing this Agreement, the Employee has received and reviewed the "Truth-in-Lending Disclosure" and the related "Itemization of Amount Financed" attached to this Agreement prior to the Employee's execution of this Agreement.

7.     MISCELLANEOUS.

       7.1. EMPLOYMENT OR SERVICE. Nothing in this Agreement or any attachments hereto will interfere with or limit in any way the right of Merrill or any Subsidiary to terminate the employment or other service of the Employee at any time, nor confer upon the Employee any right to continue in the employ or other service of Merrill or any Subsidiary at any particular position or rate of pay or for any particular period of time. Furthermore, if the Employee was an at-will employee prior to executing this Agreement, the Employee shall be an at-will employee after executing this Agreement, and if the Employee was bound by a written employment agreement prior to executing this Agreement, the Employee will continue to be bound by such agreement after executing this Agreement; provided, however, that such written agreement shall be subject to the terms and conditions in this Agreement and shall be deemed to be amended and superseded with respect to the subject matter contained in this Agreement.

       7.2. BINDING EFFECT. This Agreement, including all the attachments hereto, will be binding upon the heirs, executors, administrators and successors of the parties to this Agreement.

       7.3. GOVERNING LAW. This Agreement, including all the attachments hereto, and all rights and obligations under it will be construed in accordance with the Option Plan and the DI Plan, respectively, and governed by the laws of the State of Minnesota, without regard to conflicts of laws provisions. Any legal proceeding related to this Agreement, including all the attachments hereto, will be brought in an appropriate Minnesota court, and the parties to this Agreement consent to the exclusive jurisdiction of the court for this purpose.

       7.4. ENTIRE AGREEMENT. This Agreement, including all attachments hereto, the Option Plan and the DI Plan set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and exercise of the Option, the administration of the Option Plan, the purchase of Reinvestment Shares and/or Coinvestment Shares, the administration of the DI Plan, and supersede all prior agreements, arrangements, plans and understandings relating to the foregoing.

       7.5. AMENDMENT AND WAIVER. Other than as provided in this Agreement, including all attachments hereto, the Option Plan or the DI Plan, none of the terms or provisions of this Agreement, including all attachment to this Agreement may be amended, waived, supplemented, canceled or otherwise modified only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance.

       7.6. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                         MERRILL CORPORATION:

                                         By
                                           --------------------------------

                                         Its
                                           --------------------------------


                                         EMPLOYEE:

                                         ----------------------------------
                                         Signature

                                         ----------------------------------
                                         Name Typed or Printed

                                         ----------------------------------
                                         Address

                                         ----------------------------------
                                         City, State and Zip Code

                                         ----------------------------------
                                         Social Security Number


                        *  *  *  *  *  *  *  *


Upon execution of this Agreement the Employee acknowledges having been delivered and reviewed a copy of the Option Plan, DI Plan, a Summary Plan Description for each of the Option Plan and the DI Plan, the Investors' Agreement, the Information Statement and all attachments to this Agreement.

                          TIME VESTING OPTION SCHEDULE

The following table sets forth the initial dates of exercisability of each installment and the percentage of Option Shares as to which this Time Vesting Option will become exercisable on such dates:


------------------------------------------------------- -----------------------------------------------------

                                                                    PERCENTAGE OF OPTION SHARES
                DATE OF EXERCISABILITY                                 AVAILABLE FOR EXERCISE

------------------------------------------------------- -----------------------------------------------------

             One year from Date of Grant                                0% of Option Shares

------------------------------------------------------- -----------------------------------------------------

             Two years from Date of Grant                               0% of Option Shares

------------------------------------------------------- -----------------------------------------------------

            Three years from Date of Grant                              25% of Option Shares

------------------------------------------------------- -----------------------------------------------------

            Four years from Date of Grant                               50% of Option Shares
------------------------------------------------------- -----------------------------------------------------

            Five years from Date of Grant                               75% of Option Shares

------------------------------------------------------- -----------------------------------------------------

             Six years from Date of Grant                              100% of Option Shares

------------------------------------------------------- -----------------------------------------------------


In no event will this Time Vesting Option be exercisable after, and this Time Vesting Option will become void and expire as to all unexercised Option Shares at, 5:00 p.m. (St. Paul, Minnesota time) on December 20, 2009 (the "TIME OF TERMINATION").

If a DLJMB Liquidation Event (as defined below) occurs, then, unless otherwise provided by the Committee in its sole discretion, all unvested Time Vesting Options will become immediately vested in full.

For purposes of this Time Vesting Option Schedule, the following terms shall have the meanings set forth below:

1. "DLJMB ENTITIES" shall mean DLJ Merchant Banking Partners II, L.P. and all its affiliated entities as described in the Investors' Agreement.

2. "DLJMB LIQUIDATION EVENT" means, except for transfers to Permitted Transferees (as defined in the Investors' Agreement), (i) a sale or other transfer by the DLJMB Entities of 90% or more of its shares of common equity in Merrill (including all common equity originally purchased by the DLJMB Entities and any additional common equity purchased by the DLJMB Entities thereafter, whether voting, Class B or any other class of common equity created by Merrill) to one or more persons or entities (in one transaction or in a series of related transactions) other than in connection with a public offering of Merrill's common equity, (ii) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of Merrill (in one transaction or in a series of related transactions) to a person or entity that is not controlled by Merrill, or (iii) a merger or consolidation to which Merrill is a party if the shareholders of Merrill immediately prior to the effective date of such merger or consolidation do not have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) immediately following the effective date of such merger or consolidation of more than 50% of the combined voting power of the surviving corporation's outstanding securities ordinarily having the right to vote at elections of directors.

                      PERFORMANCE VESTING OPTION SCHEDULE

This Performance Vesting Option will become vested and exercisable on the dates and in the proportions indicated in Table 1 below if Merrill attains the Target Implied Common Equity Value (as defined below) for the relevant fiscal years as indicated in Table 1 below, but in any event will vest in full eight (8) years from the Date of Grant. If a DLJMB Liquidation Event (as defined below) of the DLJMB Entities (as defined below) occurs prior to eight (8) years from the Date of Grant, however, and such Liquidation Event causes the DLJMB Entities to realize a DLJMB IRR (as defined below) of at least 25%, the portion of the Performance Vesting Option which has not previously become vested and exercisable at the time of the DLJMB Liquidation Event will become vested and exercisable based upon the level of the DLJMB IRR as indicated in Table 2.

For purposes of this Performance Vesting Option Schedule, the following terms shall have the meanings set forth below:

1. "DLJMB ENTITIES" shall mean DLJ Merchant Banking Partners II, L.P. and all its affiliated entities as described in the Investors' Agreement.

2. "DLJMB IRR" means, as to the DLJMB Entities, the annual discount rate at which the net present value of (i) all investments and capital contributions by the DLJMB Entities in shares of Merrill's common equity and (ii) all distributions from Merrill to the DLJMB Entities and other amounts realized (whether from Merrill or third parties, including amounts realized upon a DLJMB Liquidation Event) by the DLJMB Entities with respect to the DLJMB Entities' shares of Merrill's common equity, equals zero. The DLJMB IRR calculation shall be determined from and including the date upon which each investment and capital contribution is made by the DLJMB Entities to and including the date any distribution is made or other amount is realized on account thereof, calculated on the actual number of days elapsed over a 365 or 366-day year, as the case may be. All calculations of the DLJMB IRR shall be determined on a pro-forma basis reflecting the Option Shares that have become vested prior to a DLJMB Liquidation Event and the Option Shares becoming vested as of the DLJMB Liquidation Event.

3. "DLJMB LIQUIDATION EVENT" means, except for transfers to Permitted Transferees (as defined in the Investors' Agreement), (i) a sale or other transfer by the DLJMB Entities of 90% or more of its shares of common equity in Merrill (including all common equity originally purchased by the DLJMB Entities and any additional common equity purchased by the DLJMB Entities thereafter, whether voting, Class B or any other class of common equity created by Merrill) to one or more persons or entities (in one transaction or in a series of related transactions) other than in connection with a public offering of Merrill's common equity, (ii) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of Merrill (in one transaction or in a series of related transactions) to a person or entity that is not controlled by Merrill, or (iii) a merger or consolidation to which Merrill is a party if the shareholders of Merrill immediately prior to the effective date of such merger or consolidation do not have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) immediately following the effective date of such merger or consolidation of more than 50% of the combined voting power of the surviving corporation's outstanding securities ordinarily having the right to vote at elections of directors.

4. "ENTERPRISE VALUE" means a value equal to six times the Pro-Forma EBITDA as shown on Merrill's consolidated statement of operations for its most recent fiscal year end.

5. "PRO-FORMA EBITDA" means earnings before interest, taxes, depreciation, amortization and non-cash expense as computed using generally accepted accounting principles on a pro-forma basis as allowed by Regulation S-X of the Securities Act.

6. "TARGET IMPLIED COMMON EQUITY VALUE" shall mean a value calculated using the following formula: Enterprise Value - Total Debt - Total Preferred Stock + Total Cash.

7. "TOTAL CASH" means the total amount of cash and cash equivalents shown on Merrill's consolidated balance sheet as of its most recent fiscal year end.

8. "TOTAL DEBT" means any indebtedness of Merrill in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances, except any such balance that constitutes an accrued expense, trade payable or customer contract advance, if and to the extent that any of the foregoing (other than letters of credit) would appear as a liability on Merrill's consolidated balance sheet as of its most recent fiscal year end.

9. "TOTAL PREFERRED STOCK" means the total amount of the liquidation preference on all of Merrill's issued and outstanding preferred stock as of its most recent fiscal year end.



                                                      TABLE 1

------------------------------------- ----------------------------------- -----------------------------------

         FISCAL YEAR ENDED                 TARGET IMPLIED COMMON              PERCENTAGE OF OPTION
            JANUARY 31,*                      EQUITY VALUE                    SHARES AVAILABLE FOR
                                                                                    EXERCISE**
------------------------------------- ----------------------------------- -----------------------------------
                2001                             $150,000,000                    20% of Option Shares

------------------------------------- ----------------------------------- -----------------------------------

                2002                             $220,000,000                    40% of Option Shares

------------------------------------- ----------------------------------- -----------------------------------

                2003                             $330,000,000                    60% of Option Shares

------------------------------------- ----------------------------------- -----------------------------------

                2004                             $450,000,000                    80% of Option Shares

------------------------------------- ----------------------------------- -----------------------------------

                2005                             $520,000,000                   100% of Option Shares

------------------------------------- ----------------------------------- -----------------------------------

* The percentage of Option Shares available for exercise shall vest on the last day of the Fiscal Year indicated above.

** All such vesting shall be cumulative, i.e., the percentage set forth for each Fiscal Year shall be vested as of the end of such Fiscal Year if the Target Implied Common Equity Value for such Fiscal Year is achieved as of such date, regardless of whether the Target Implied Common Equity Values have been achieved in any previous year.

--------------------------------------------------------------------------------

                                      TABLE 2

------------------------------------------------------- -----------------------------------------------------
                      DLJMB IRR                                 PERCENTAGE OF UNVESTED CLIFF VESTING
                                                                 SHARES AS TO WHICH THE PERFORMANCE
                                                                   VESTING OPTION BECOMES VESTED
                                                                     ON DLJMB LIQUIDATION EVENT

------------------------------------------------------- -----------------------------------------------------
                    40% or greater                                              100%

------------------------------------------------------- -----------------------------------------------------

                     35.0 - 39.9%                                               75%

------------------------------------------------------- -----------------------------------------------------

                     30.0 - 34.9%                                               50%

------------------------------------------------------- -----------------------------------------------------

                     25.0 - 29.9%                                               25%

------------------------------------------------------- -----------------------------------------------------

                    Less than 25%                                                0
------------------------------------------------------- -----------------------------------------------------

This Performance Vesting Option will not be exercisable after, and will become void and expire as to all unexercised Option Shares at, 5:00 p.m. (St. Paul, Minnesota time), on the earlier of (i) December 20, 2009 or (ii) the day immediately following the completion of a DLJMB Liquidation Event (the "TIME OF TERMINATION").

                                TERMS AND CONDITIONS
                                         OF
                         NON-STATUTORY STOCK OPTION AWARDS


Upon execution of the Participation Agreement, the Employee hereby acknowledges and agrees to be bound by the following terms and conditions relating to the Option:

1.   DURATION OF OPTION AND TIME OF EXERCISE.

     1.1. TERMINATION OF EMPLOYMENT OR OTHER SERVICE.

          (a) TERMINATION FOR CAUSE. In the event the Employee's employment or other service with Merrill and all Subsidiaries is terminated by Merrill or any Subsidiary for Cause, all rights of the Employee under the Option Plan with respect to the Option and the Participation Agreement will immediately terminate without notice of any kind, and the Option, whether exercisable or not on the date of termination, will immediately terminate without notice of any kind, and Merrill will also have the right to repurchase (the "REPURCHASE RIGHT") from the Employee all shares of Common Stock previously acquired upon exercise of the Option at a price equal to the exercise price paid by the Employee to acquire such shares of Common Stock in the manner set forth in Section 2 below.

          (b) TERMINATION FOR REASONS OTHER THAN CAUSE. In the event the Employee's employment or other service with Merrill and all Subsidiaries is terminated other than for Cause by reason of voluntary resignation, death, Disability or Retirement, the Option will remain exercisable, to the extent exercisable as of the date of such termination, for a period of one year following the date the Employee's employment or other service is terminated, and any portion of the Option which is not exercisable as of the date of such termination will immediately terminate without notice of any kind.

          (c) PARTIAL TERMINATIONS. In the event of a Partial Termination, the Committee shall have the right in its sole discretion to modify the terms of any unvested Options then held by the Employee at the time of the Partial Termination, including, without limitation, the right to immediately terminate without notice of any kind all rights the Employee has in any unvested Options then held by the Employee at the time of the Partial Termination.

2.   EXERCISABILITY OF REPURCHASE RIGHT.

     If Merrill elects to exercise its Repurchase Right, Merrill shall give the Employee written notice of its intent to exercise its Repurchase Right (the "NOTICE OF REPURCHASE") within sixty (60) days of such Employee's termination of employment or other service. The Notice of Repurchase shall specify (i) the number of shares of Common Stock Merrill intends to repurchase, (ii) the applicable purchase price for such shares of Common Stock, and (iii) the date Merrill expects to purchase such shares of Common Stock from the Employee which date shall be no later than thirty (30) days following the Valuation Date in the fiscal year immediately following the fiscal year in which the Employee's employment or other service is terminated (the "REPURCHASE DATE"). On or before the Repurchase Date, the Employee shall deliver to Merrill the stock certificates representing the shares of Common Stock being purchased by Merrill, properly endorsed for transfer. By such delivery of such certificates, the Employee warrants that (i) the Employee has good title to, the right to possession of, and the right to sell, the shares of Common Stock, (ii) such shares of Common Stock are free and clear of all pledges, liens, encumbrances, charges, proxies, restrictions, options, transfers and other adverse claims, except such as have been imposed by the Option Plan or the Investors' Agreement, and except such restrictions on transfer as may be imposed by federal or state securities laws, and (iii) the Employee shall hold harmless Merrill from all costs, expenses and fees incurred in defending title and right to possession.
On the Repurchase Date, Merrill shall pay to the Employee the total purchase price for the shares of Common Stock to be purchased by Merrill.
Notwithstanding anything to the contrary in the Option Plan, however, Merrill shall only be required to pay for such shares of Common Stock as rapidly as permissible without violating any loan covenants or other contractual restrictions applicable to, and binding upon, Merrill, and any amounts not paid to the Employee on the Repurchase Date will bear interest at a fixed rate of interest equal to eight percent (8%) per annum; provided, however, that such interest rate shall not exceed the rate permitted by applicable law. Merrill shall only be required to repurchase shares of Common Stock pursuant to this Section 2 to the extent that such repurchase does not violate any applicable laws.

3.   MANNER OF OPTION EXERCISE.

     3.1. NOTICE. The Option may be exercised by the Employee in whole or in part from time to time, subject to the conditions contained in the Option Plan and in the Participation Agreement, by delivery, in person, by facsimile or electronic transmission (with written confirmation via the mail to follow such electronic transmission) or through the mail, to Merrill at its principal executive office in St. Paul, Minnesota (Attention: Secretary), of a written notice of exercise. Such notice must be in a form satisfactory to the Committee, must identify the Option, must specify the number of Option Shares with respect to which the Option is being exercised, and must be signed by the person or persons so exercising the Option. Such notice must be accompanied by payment in full of the total purchase price of the Option Shares purchased. In the event that the Option is being exercised, as provided by the Option Plan and the Participation Agreement, by any person or persons other than the Employee, the notice must be accompanied by appropriate proof of right of such person or persons to exercise the Option. As soon as practicable after the effective exercise of the Option, the Employee will be recorded on the stock transfer books of Merrill as the owner of the Option Shares purchased, and Merrill will deliver to the Employee one or more duly issued stock certificates evidencing such ownership.

     3.2. PAYMENT. At the time of exercise of the Option, the Employee must pay the total purchase price of the Option Shares to be purchased entirely in cash (including a check, bank draft or money order, payable to the order of Merrill); provided, however, that the Committee, in its sole discretion, may allow such payment to be made, in whole or in part, by tender of a promissory note (on terms acceptable to the Committee in its sole discretion) or a Broker Exercise Notice or Previously Acquired Shares (as such terms are defined in the Option Plan), or by a combination of such methods. In the event the Employee is permitted to pay the total purchase price of the Option in whole or in part with Previously Acquired Shares, the value of such shares will be equal to their Fair Market Value on the date of exercise of the Option.

4.   DLJMB LIQUIDATION EVENT.

     4.1. ACCELERATION OF VESTING. Without limiting the authority of the Committee under the Option Plan, if a DLJ Liquidation Event (as defined in the Option Plan) occurs, then, unless otherwise provided by the Committee in its sole discretion all unvested Options will become immediately vested in full.

     4.2. LIMITATION ON PAYMENTS IN CONNECTION WITH A DLJMB LIQUIDATION EVENT. Notwithstanding anything in Section 4.1 above to the contrary, if, with respect to an Employee, the acceleration of the vesting of Options as provided in Section 4.1 (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other "payments" that such Employee has the right to receive from Merrill or any corp oration that is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which Merrill is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the "payments" to such Employee pursuant to Section 4.1 will be reduced to the largest amount as will result in no portion of such "payments" being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if an Employee is subject to a separate agreement with Merrill or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that "payments" under such agreement or otherwise will be reduced, that the Employee will have the discretion to determine which "payments" will be reduced, that such "payments" will not be reduced or that such "payments" will be "grossed up" for tax purposes), then this Section 4.2 will not apply, and any "payments" to the Employee pursuant to Section 4.1 will be treated as "payments" arising under such separate agreement.

5.   RIGHTS OF EMPLOYEE; TRANSFERABILITY.

     5.1. EMPLOYMENT OR SERVICE. Nothing in the Participation Agreement or any attachments thereto will interfere with or limit in any way the right of Merrill or any Subsidiary to terminate the employment or other service of the Employee at any time, nor confer upon the Employee any right to continue in the employ or other service of Merrill or any Subsidiary at any particular position or rate of pay or for any particular period of time.

     5.2. RIGHTS AS A SHAREHOLDER. The Employee will have no rights as a shareholder unless and until all conditions to the effective exercise of the Option (including, without limitation, the conditions set forth in Sections 3 and 6 of this attachment to the Participation Agreement) have been satisfied and the Employee has become the holder of record of such shares. No adjustment will be made for dividends or distributions with respect to the Option as to which there is a record date preceding the date the Employee becomes the holder of record of such shares, except as may otherwise be provided in the Option Plan or determined by the Committee in its sole discretion.

     5.3. RESTRICTIONS ON TRANSFER. Unless approved by the Committee in its sole discretion, no right or interest of any Employee in an Option prior to the exercise of such Option will be assignable or transferable, or subjected to any lien, during the lifetime of the Employee, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise; provided, however, once an Employee exercises an Option all shares of Common Stock issued upon exercise of the Option will be subject to the transfer restrictions and other provisions set forth in the Investors' Agreement.

6.   RESTRICTIONS REGARDING EMPLOYMENT OR SERVICE.

     6.1. EFFECT OF ADVERSE ACTION. Notwithstanding anything in the Option Plan, the Participation Agreement or any attachments thereto and all attachments thereto to the contrary, in the event that an Employee takes an Adverse Action with respect to Merrill or any Subsidiary (1) prior to such Employee's termination of employment or other service with Merrill and all its Subsidiaries or (2) during the period ending twelve (12) months following the date of the Employee's termination of employment or other service with Merrill and all Subsidiaries without Cause, the Committee in its sole discretion will have the authority to terminate immediately all rights of the Employee under the Option Plan and any agreement evidencing Options then held by the Employee without notice of any kind. In addition, to the extent that the Employee takes such Adverse Action during the period beginning twelve (12) months prior to, and ending twelve (12) months following, such date of termination of employment or other service, the Committee in its sole discretion will have the authority to rescind the exercise of any Options of the Employee that were exercised during such period and to require the Participant to pay to Merrill, within ten (10) days of receipt from Merrill of notice of such rescission, the amount of any gain realized as a result of such rescinded exercise. Such payment will be made in cash (including check, bank draft or money order) or, with the Committee's consent, shares of Common Stock with a Fair Market Value on the date of payment equal to the amount of such payment. Merrill will be entitled to withhold and deduct from future wages of the Employee (or from other amounts that may be due and owing to the Employee from Merrill or a Subsidiary) or make other arrangements for the collection of all amounts necessary to satisfy such payment obligations.

     6.2. DEFINITION OF ADVERSE ACTION. An "ADVERSE ACTION" will mean any action by an Employee that the Committee, in its sole discretion, determines to be adverse to the interests of Merrill or any Subsidiary, including, without limitation, (i) disclosing confidential information of Merrill or any Subsidiary to any person not authorized by Merrill or Subsidiary to receive it, (ii) engaging, directly or indirectly, in any commercial activity that in the judgment of the Committee competes with the business of Merrill or any Subsidiary or (iii) interfering with the relationships of Merrill or any Subsidiary and their respective employees and customers.

7.   SECURITIES LAW AND OTHER RESTRICTIONS.

     Notwithstanding any other provision of the Option Plan, the Participation Agreement or any attachments thereto and all attachments thereto, Merrill will not be required to issue, and the Employee may not sell, assign, transfer or otherwise dispose of, any Option Shares, unless (i) there is in effect with respect to the Option Shares a registration statement under the Securities Act of 1933, as amended, and any applicable state or foreign securities laws or an exemption from such registration, and (ii) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. Merrill may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing Option Shares, as may be deemed necessary or advisable by Merrill in order to comply with such securities law or other restrictions.

8.   WITHHOLDING TAXES.

     8.1. GENERAL RULES. Merrill is entitled to (i) withhold and deduct from future wages of the Employee (or from other amounts that may be due and owing to the Employee from Merrill or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all foreign, federal, state and local withholding and employment-related tax requirements attributable to the Option, including, without limitation, the grant or exercise of the Option or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (ii) require the Employee promptly to remit the amount of such withholding to Merrill before taking any action, including issuing any shares of Common Stock, with respect to the Option.

     8.2. SPECIAL RULES. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require an Employee to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 8.1 of the Option Plan by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a promissory note (on terms acceptable to the Committee in its sole discretion), or by a combination of such methods.

9.   ADJUSTMENTS.

     In the event that the Committee determines that any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the corporate structure or shares of Merrill, affects the Option such that an adjustment is determined by the Committee, in its sole discretion, to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Option Plan, the Committee (or, if Merrill is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) shall, in such manner as it deems equitable, adjust any or all of (i) the number of shares of Common Stock of Merrill (or number and kind of other securities or property) available for issuance or payment under the Option Plan, (ii) the number of shares of Common Stock or other securities of Merrill (or number and kind of other securities or property) subject to outstanding Options, and (iii) the grant or exercise price with respect to any Options, or, if deemed appropriate, make provisions for a cash payment to the holder of an outstanding Option.

10.  SUBJECT TO OPTION PLAN.

     The Option and the Option Shares granted and issued pursuant to the Participation Agreement and the attachments thereto have been granted and issued under, and are subject to the terms of, the Option Plan. The terms of the Option Plan are incorporated by reference in the Participation Agreement and the attachments thereto in their entirety, and the Employee, by execution of the Participation Agreement, acknowledges having received a copy of the Option Plan. The provisions of the Participation Agreement and attachments thereto will be interpreted as to be consistent with the Option Plan, and any ambiguities in the Participation Agreement or the attachments thereto will be interpreted by reference to the Option Plan. In the event that any provision of the Participation Agreement or the attachments thereto are inconsistent with the terms of the Option Plan, the terms of the Option Plan will prevail.

                              TERMS AND CONDITIONS
                           OF PURCHASE OF COMMON STOCK


Upon execution of the Participation Agreement, the Employee acknowledges and represents as follows:

1. The Employee has received copies of all documents and any other information requested from Merrill and has had an opportunity to ask questions of and receive answers from the management of Merrill concerning the terms and conditions of the employee offering and to obtain any additional information desired or has elected to waive such opportunity. The Employee confirms that the Employee is fully informed regarding the financial condition of Merrill, the administration of its business affairs and its prospects for the future, and that Merrill makes no assurance whatsoever concerning the present and prospective value of the Reinvestment Shares or Coinvestment Shares to be acquired.

2. The Employee realizes that the Reinvestment Shares and Coinvestment Shares, as an investment, are speculative and involve a high degree of risk. The Employee believes that an investment in the Reinvestment Shares and/or Coinvestment Shares is suitable for the Employee based upon the Employee's investment objectives and financial needs, and the Employee has the financial means to undertake the risks of an investment in the Reinvestment Shares and/or Coinvestment Shares, to hold the Reinvestment Shares and/or Coinvestment Shares for an indefinite period of time, and to withstand a complete loss of the Employee's investment in the Reinvestment Shares and/or Coinvestment Shares.

3. The Employee, either alone or with the assistance of a professional advisor, has such knowledge and experience in financial and business matters that the Employee is capable of evaluating the merits and risks of an investment in the Reinvestment Shares and/or Coinvestment Shares. The Employee has obtained, to the extent deemed necessary, personal professional advice with respect to the risks inherent in, and the suitability of, an investment in the Reinvestment Shares and/or Coinvestment Shares in light of the Employee's financial condition and investment needs.

4. The Reinvestment Shares and/or Coinvestment Shares are being purchased by the Employee for investment purposes in the Employee's name solely for the Employee's own beneficial interest and not as nominee for, or for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization.

5. The Employee acknowledges that (i) the Employee must bear the economic risk of an investment in the Reinvestment Shares and/or Coinvestment Shares for an indefinite period of time because neither the Reinvestment Shares or Coinvestment Shares have been registered under the Securities Act of 1933, as amended, or any applicable state securities laws and therefore may not be sold, transferred, assigned or otherwise disposed of unless such disposition is subsequently registered under such laws or exemptions from such registrations are available, and (ii) a legend will be placed on the certificate evidencing the Reinvestment Shares and/or Coinvestment Shares stating that the Reinvestment Shares and/or Coinvestment Shares have not been registered under the Securities Act of 1933, as amended, and referencing the restrictions on the transferability of the Reinvestment Shares and/or Coinvestment Shares.

                              TERMS AND CONDITIONS
                                       OF
                            NONRECOURSE PURCHASE LOAN


This Purchase Loan is made under the terms and provisions of the DI Plan and in connection with the Employee's purchase of Coinvestment Shares. To the extent the provisions of the DI Plan and this attachment to the Participation Agreement are inconsistent, the terms of the DI Plan shall govern.

Upon execution of the Participation Agreement, the Employee and Merrill hereby acknowledge and agree to be bound by the following terms and conditions relating to the Purchase Loan:

The entire outstanding principal amount of the Purchase Loan, together with all accrued and unpaid interest thereon from the date of the Purchase Loan, shall be due and payable by the Employee in a single payment on the earliest of the following dates (the "MATURITY DATE") and in the following manner; provided, however, that Merrill in its sole discretion may extend the Maturity Date of the Purchase Loan pursuant to the DI Plan:

         (i) All outstanding principal and accrued interest shall be due and payable upon the Repurchase Date in the fiscal year immediately following the fiscal year in which the Employee's employment or other service with Merrill and all its Subsidiaries is terminated, regardless of the reason for such termination;

         (ii) All outstanding principal and accrued interest shall be due and payable upon a DLJMB Liquidation Event;

         (iii) All outstanding principal and accrued interest shall be due and payable upon a sale or transfer of the Coinvestment Shares in accordance with the terms and conditions of the Investors' Agreement, other than transfers to Permitted Transferees (as defined in the Investors' Agreement) or hardship repurchases under the DI Plan;

         (iv) Within 120 days following an initial public offering of Merrill's equity securities in which case the outstanding principal amount of the Purchase Loan and all accrued and unpaid interest thereon must be paid in cash or the Committee in its sole discretion may allow Merrill to repurchase the Employee's Reinvestment Shares and vested Coinvestment Shares at Fair Market Value, and the Employee's unvested Coinvestment Shares at a purchase price determined by the Committee in its sole discretion, and apply the proceeds Merrill owes the Employee against the outstanding balance of the Purchase Loan and all accrued and unpaid interest thereon; provided, however, that if the Employee elects to repay the Purchase Loan and all accrued and unpaid interest with the Employee's Shares, the Employee will not be required to repay the Purchase Loan and all accrued interest if the total purchase price paid for such Shares does not exceed the outstanding balance of the Purchase Loan, all accrued and unpaid interest thereon and any tax liability of the Employee associated with the sale of the Shares; or

         (v) All outstanding principal and accrued interest shall be due and payable on the eighth anniversary of the date of the Participation Agreement.

The principal of the Purchase Loan may be prepaid in full or in part at any time, without premium or penalty. Each such prepayment shall be accompanied by the interest accrued on the amount prepaid to the date of the prepayment. Merrill shall be entitled to apply any payments Merrill owes the Employee for the repurchase of the Coinvestment Shares pursuant to the DI Plan, and all dividends paid with respect to Coinvestment Shares (net of any tax withholdings) to the outstanding principal balance and interest under the Purchase Loan. All such payments shall be applied first to the payment of accrued interest and the remainder to the outstanding principal of the Purchase Loan.

The Employee represents and warrants that the proceeds of the Purchase Loan will be used solely for the purpose of purchasing Coinvestment Shares pursuant to the DI Plan.

As security for the timely payment of all amounts due or to become due under the Purchase Loan, the Employee pledges and grants to Merrill a security interest, pursuant to the Participation Agreement and the attachments thereto, in (i) the Coinvestment Shares to be acquired by the Employee pursuant to the DI Plan, (ii) all securities, instruments and other property, rights or interests of any kind at any time issued or issuable as an addition to, in substitution or exchange for, or with respect to, the Coinvestment Shares, and (iii) all cash, dividends, proceeds or other income or property accrued and hereafter accruing, received, receivable or otherwise distributed in respect of, in exchange for, or upon the sale or other disposition of the Coinvestment Shares. Merrill further represents, and the Employee acknowledges, that the Purchase Loan is nonrecourse against the Employee and that if the value of the Coinvestment Shares, dividends, distributions and proceeds thereof pledged as security for repayment of the Purchase Loan and all accrued interest on the Purchase Loan is insufficient to repay the outstanding principal and interest thereunder, Merrill may not proceed against the Employee to collect any remaining amount due hereunder.

If an Event of Default, as defined below, shall occur, or if the Employee's employment or other service with Merrill and all its Subsidiaries is terminated or terminates for any reason, whether voluntary or involuntary, and whether caused by death, Disability, Retirement or otherwise, Merrill may, without notice, demand, presentment for payment and notice of nonpayment, all of which the Employee hereby expressly waives, declare the indebtedness represented by the Purchase Loan immediately due and payable and Merrill or other holder hereof may, without notice, immediately exercise any and all rights and remedies available at law or in equity for the collection of the Purchase Loan, including, without limitation, enforcement of the security interest granted herein. The term "Event of Default" shall mean any of the following events:

         (i) the Employee shall default in the payment when due of any principal or interest on the Purchase Loan;

         (ii) the actual or attempted sale, conveyance, alienation, lease, succession, assignment or other transfer of all or any part of the Coinvestment Shares in violation of the DI Plan or the Investors' Agreement;

         (iii) the insolvency, bankruptcy, receivership, or occurrence of any other adverse change in the financial condition of the Employee; or

         (iv) the Employee shall default in any of its obligations under the Participation Agreement, including any attachments thereto.

If the Purchase Loan is placed with any attorney(s) for collection upon any default, the Employee agrees to pay to Merrill or other holder its reasonable attorneys' fees and all lawful costs and expenses of collection, whether or not a suit is commenced.

Time is of the essence. No delay or omission on the part of Merrill or other holder hereof in exercising any right or remedy hereunder shall operate as a waiver of such right or of any other right or remedy under the Purchase Loan or any other document or agreement executed in connection herewith. All waivers by Merrill must be in writing to be effective and a waiver on any occasion shall not be construed as a bar to or a waiver of any similar right or remedy on a future occasion.

The Employee hereby consents to any extension or alteration of the time or terms of payment hereon, any renewal, any release of all or any part of any security given for the payment hereof, any acceptance of additional security of any kind, and any release of, or resort to any party liable for payment hereof. Any extension of time to pay of all or any part of the amount owing on the Purchase Loan or any variation, modification or waiver of any term or condition of the Purchase Loan shall not affect the liability of the Employee, and the Employee shall be absolutely and primarily liable at all times for the payment of the indebtedness evidenced by the Purchase Loan and all accrued interest thereon until such amounts are actually paid in full, subject to the non-recourse provisions set forth above. Merrill shall be entitled to offset against any amounts owed to it under the Purchase Loan against any amounts owed by Merrill to the Employee with respect to the Pledged Securities, including, without limitation, any amounts owed by Merrill to the Employee in connection with the repurchase by Merrill of the Coinvestment Shares pursuant to the DI Plan, and any dividends or distributions owed by Merrill to the Employee on the Coinvestment Shares.

No provision of the Participation Agreement or any attachment thereto shall require the payment or permit the collection of interest in excess of the rate permitted by applicable law.

Any payment due on any non-business day of Merrill shall be due upon the next business day.

The Purchase Loan represents a loan negotiated, executed and to be performed in the State of Minnesota and shall be construed, interpreted and governed by the laws of said State.

The Employee hereby consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to the Purchase Loan, and waives any argument that venue in such forums is not convenient.

                              TERMS AND CONDITIONS
                                       OF
                          PLEDGE AND CUSTODY AGREEMENT


1. DEFINED TERMS. Unless otherwise defined herein, terms which are defined in the DI Plan, the Participation Agreement or the attachments thereto and used herein are used as so defined, and the following terms shall have the following meanings:

     "COLLATERAL" means the Pledged Securities and all Proceeds.

     "COMMON STOCK" means the voting class B common stock, $0.01 par value per share, of Merrill Corporation.

     "EVENT OF DEFAULT" means any event defined as such in the "Terms and Conditions of the Nonrecourse Purchase Loan" attached to the Participation Agreement.

     "OBLIGATIONS" means the unpaid principal of and interest on the Purchase Loan and any other obligations of the Employee under the Participation Agreement, including all attachments to the Participation Agreement, and the DI Plan.

     "PLEDGED SECURITIES" means any Coinvestment Shares purchased by the Employee pursuant to the DI Plan which are required to be pledged by the Employee under the DI Plan and the Participation Agreement, and designated as such on the books of Merrill.

     "PROCEEDS" means all "proceeds" as such term is defined in the Uniform Commercial Code and, in any event, shall include, without limitation, all dividends or other income from or distributions with respect to the Pledged Securities or proceeds from the sale, disposition or other liquidation thereof.

2. PLEDGE; GRANT OF SECURITY INTEREST. The Employee grants to Merrill a first priority security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due of the Obligations.
The Employee agrees and acknowledges that the pledge and security interest granted hereby is a continuing security interest and shall continue in full force and effect until the Purchase Loan, and all accrued and unpaid interest on the Purchase Loan, is paid in full.

3.   CUSTODY; PERFECTION.  Promptly after the issuance of any Pledged
Securities in certificated form under the terms of the DI Plan, the Employee shall deliver to Merrill the stock certificates representing the Pledged Securities, together with stock transfer powers therefor executed in blank granting Merrill the power to endorse and transfer the Pledged Securities. If at any time the Pledged Securities are in uncertificated form, Merrill as issuer thereof may register itself as the owner thereof and comply with its own instructions with respect thereto without further consent from the Employee.

4. COVENANTS. The Employee covenants and agrees with Merrill that, from and after the date of the Participation Agreement until the Obligations are paid in full, unless permitted by the terms of the DI Plan or the Investors' Agreement:

     4.1. Without the prior written consent of Merrill, the Employee will not (i) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, or (ii) create, incur or permit to exist any lien or option in favor of, or claim of any person or entity with respect to, any of the Collateral, or any interest therein.

     4.2. At any time and from time to time, upon the written request of Merrill, and at the sole expense of the Employee, the Employee will promptly and duly execute and deliver such further instruments and documents and take such further actions as Merrill may reasonably request for the purposes of obtaining or preserving the full benefits of the Participation Agreement, including any attachments thereto and of the rights and powers herein granted.

5. ADJUSTMENTS TO PLEDGED SECURITIES. In the event that the aggregate market value of the Pledged Securities increases, due to market appreciation, to more than the Employee's Obligations, Merrill may in its sole discretion pursuant to the terms of the DI Plan, upon request of the Employee, release to the Employee such number of Pledged Securities representing any such excess.

6.   RIGHTS OF MERRILL.

     6.1. Immediately and without further notice, Merrill shall have the right to require any and all Proceeds be held as Collateral or to receive any and all Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in such order as it may determine in its sole discretion, including, without limitation, the right to apply such Proceeds against the balance of the Purchase Loan and any accrued interest thereon and, subject to Section 7 hereof, to exercise all rights pertaining to the Pledged Securities as if Merrill were the absolute owner thereof, including, without limitation, the right to exercise all conversion, exchange, subscription or other rights, privileges or options, pertaining to any of the Pledged Securities and, in connection therewith, to deliver any of the Pledged Securities to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as may be determined, all without liability except to account for property actually received by it. Merrill, however, shall not have any duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

     6.2. The rights of Merrill hereunder shall not be conditioned or contingent upon the pursuit by Merrill of any right or remedy against the Employee or against any other person or entity which may be or become liable in respect of all or any part of the Obligations or against any other collateral security therefor, guarantee thereof or right of offset with respect thereto. Merrill shall not be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall it be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Employee or any other person or entity or to take any other action whatsoever with regard to the Collateral or any part thereof.

7. RIGHTS OF THE EMPLOYEE. The Employee shall be entitled to exercise any and all voting and/or consensual rights and powers relating to or pertaining to the Pledged Securities for any purpose not inconsistent with the terms of the Participation Agreement or any attachment thereto or the DI Plan; provided, however, that no vote shall be cast, and no consent shall be given or action taken which would have the effect of impairing the position or interest of Merrill in the Collateral.

8. REMEDIES. If an Event of Default shall occur and be continuing, Merrill may exercise, in addition to all other rights and remedies granted in the Participation Agreement or any attachment thereto, the DI Plan or the Investors' Agreement, all rights and remedies of a secured party under the Minnesota Uniform Commercial Code. Without limiting the generality of the foregoing, Merrill, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Employee (all and each of which demands, defenses, advertisements and notices are hereby expressly waived), may in such circumstances upon at least ten (10) days prior written notice to the Employee, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or interest therein, and/or may deliver the Collateral or any part thereof (or contract to do any of the foregoing) at public or private sale or sales, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Merrill shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity or redemption in the Employee, which right or equity is hereby expressly waived and released. Any disposition made in accordance with the provisions of this Section 8 shall be deemed to have been commercially reasonable. Merrill shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations. The Employee agrees that if any Collateral is sold at any public or private sale, Merrill may elect to sell only to a buyer who will give further assurances, satisfactory in form and substance to Merrill, respecting compliance with the requirements of the Securities Act of 1933, as amended, and applicable state laws and regulations ("BLUE SKY LAWS"), and a sale subject to such condition shall be deemed commercially reasonable. If at any time when Merrill shall determine to exercise its right to sell all or any part of the Collateral pursuant to this Section 8, such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act or registered or qualified under applicable Blue Sky Laws, as then in effect. The Employee further agrees that in any sale of any of the Collateral, Merrill is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers and/or further restrict such prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Employee further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Merrill be liable or accountable to the Employee for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

9. LIMITATION ON DUTIES REGARDING COLLATERAL. Merrill's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Merrill deals with similar securities, instruments and property for its own account. Neither Merrill nor any of its affiliates, directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any of the Collateral upon the request of the Employee or otherwise.

10. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral or any part thereof are irrevocable and powers coupled with an interest.

11. SEVERABILITY. Any provision of the Participation Agreement, including any attachment thereto, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. NO WAIVER: CUMULATIVE REMEDIES. Merrill shall not by any act (except by a written instrument pursuant to paragraph 12 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of

Merrill, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Merrill of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Merrill would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                      COINVESTMENT SHARES VESTING SCHEDULE


On the Closing Date thirty-five percent (35%) of the Coinvestment Shares purchased by the Employee shall immediately vest, and the vesting schedule for the Coinvestment shall be as follows:


------------------------------------------------------------ ---------------------------------------------------------
                                                                        PERCENTAGE OF COINVESTMENT SHARES
                       VESTING DATE                                        VESTED AS OF THE VESTING DATE*

------------------------------------------------------------ ---------------------------------------------------------
One Year from Closing Date                                   35% of the Coinvestment Shares
                                                             purchased by the Employee
------------------------------------------------------------ ---------------------------------------------------------
Two Years from Closing Date                                  35% of the Coinvestment Shares
                                                             purchased by the Employee
------------------------------------------------------------ ---------------------------------------------------------
Three Years from Closing Date                                57% of the Coinvestment Shares
                                                             purchased by the Employee
------------------------------------------------------------ ---------------------------------------------------------
Four Years from Closing Date                                 79% of the Coinvestment Shares
                                                             purchased by the Employee
------------------------------------------------------------ ---------------------------------------------------------
Five Years from Closing Date                                 100% of Coinvestment Shares
                                                             purchased by the Employee
------------------------------------------------------------ ---------------------------------------------------------


* In the event that the vesting of any Coinvestment Shares results in a fractional Coinvestment Share, such fractional Coinvestment Share shall be rounded up to the nearest whole Coinvestment Share.

                   CONFIDENTIALITY AND NONCOMPETE PROVISIONS


You are being offered equity participation benefits (see accompanying documents). In consideration of these benefits, you agree to be bound by the restrictions described below. In addition, if you have a written employment agreement, you also agree to the compensation modifications of that employment agreement as described below. If any provision of this Confidentiality Agreement conflicts with any provision of your underlying employment agreement, the provisions of this Confidentiality Agreement will control and govern the interpretation of both documents. Minnesota law governs the interpretation of this Confidentiality Agreement.

If you are working under a term employment agreement that covers all or part of FY 01 (2/1/00-1/31/01), your FY 01 salary will be as stated in your agreement. However, for any subsequent fiscal years covered by the term of your agreement, your salary will be the lesser of either your salary as stated in your agreement or 120% of what your total compensation (salary and bonus) would have otherwise been under the Merrill compensation plan in effect during the previous year.

For example, if your salary is $100,000 per year and during FY 01 your revenues/margins do not cover your $100,000 salary but instead cover only a $60,000 salary, your salary for FY 02 would be $72,000 (120% of $60,000, which is less than $100,000). Then, if during FY 02 your revenues/margins cover a total compensation of $120,000 (in other words, you would receive a total bonus for FY 02 of $48,000), your salary for FY 03 would return to $100,000 (which is less than $144,000 [120% of $120,000]).

Should your salary be reduced as described above, your bonus during a reduced salary year will be calculated and paid out on a quarterly basis, instead of the normal annual basis. In most situations, the maximum quarterly bonus will be the difference between your quarterly salary and your original quarterly guarantee. In other words, under the example above during FY 02, you would be entitled to a quarterly bonus if your revenues/margins are on pace to cover $100,000. For example, if your revenues/margins coverage stream for the quarters were:

           -   1st qtr:  $45,000
           -   2nd qtr:  $5,000
           -   3rd qtr:  $15,000
           -   4th qtr:  $55,000

you would receive:

          - a $7,000 bonus for the first quarter ($7,000 makes up the difference between your quarterly salary of $18,000 and your original quarterly guarantee of $25,000);

          - another $7,000 bonus for the second quarter (since you remain on pace to cover $100,000, you still receive a bonus);

           - no bonus for the third quarter (you are now not on pace to cover $100,000); and

          - a $34,000 bonus for the fourth quarter (for the entire year, you would be entitled to a $48,000 bonus, but since you have already received $14,000 from earlier quarters, you get the balance at year-end).

Similarly, using this same example, if you covered nothing for your first quarter, but covered $50,000 in the second quarter, you would get no bonus for the first quarter, but would get a $14,000 bonus for the second quarter (since you are on pace to cover $100,000, you will now in effect receive two quarterly bonuses for your second quarter efforts).

These compensation modifications are not intended to alter the length of the term of your agreement.

Merrill invests a significant amount of time and money on technology and research in order to develop and maintain its goodwill and success. During your employment, you will have access to Merrill's confidential information, which is information that belongs to Merrill and is not generally known by third parties. Confidential information includes, by way of example only, trade secrets, financial information, customer lists, business plans and strategies, and research and development work. You acknowledge that during your employment with Merrill and for an indefinite period of time following the termination of your employment, Merrill is entitled to protection from the use of such information by you or a third party, or disclosure of such information to a third party. You therefore agree that you will never disclose such information to any third party, or use such information for your own benefit or for the benefit of another.

One way Merrill invests in its business is to support your efforts to develop and maintain close working relationships with Merrill's clients. You acknowledge that for one year following the termination of your employment, Merrill is entitled to protection from the use or disclosure of the client relationships for the benefit of a third party or for your own benefit. You therefore agree that for one year following the termination of your employment, you will not directly or indirectly call upon, solicit, or provide any service or product to any existing or potential Merrill client serviced by, assigned to, or solicited by you working alone or in conjunction with another Merrill employee. These restrictions apply only where the client is solicited to purchase a service or product that competes with a service or product of Merrill. You further agree that for one year after your employment with Merrill, you will not solicit or cause to be solicited any employee of Merrill for the purpose of employment with any competitor of Merrill.

If you violate these restrictions, you will cause irreparable harm to Merrill and you agree that Merrill will be entitled to injunctive relief, in addition to any other remedies allowed by law, and the costs incurred in enforcing the restrictions, including reasonable attorney fees. Should a court rule that a restriction is unreasonable or otherwise unenforceable, the court shall modify the restriction to the extent necessary to make the provision enforceable.

You also acknowledge that while performing services for Merrill, any "Work Product" (inventions, improvements, ideas, discoveries, works of authorship, trademarks, trade secrets, processes, know-how, whether or not such are patentable or copyrightable, and whether or not in writing or reduced to practice) conceived or created by you alone or with others, belongs only to Merrill. You will promptly disclose to Merrill all Work Product developed by you. Such Work Product is considered a "work for hire" and is the sole and exclusive property of Merrill and Merrill is the exclusive owner of all such patents, copyrights and related rights. You will transfer and assign to Merrill all rights to such Work Product and provide Merrill with all of the assistance it reasonably requires in order for Merrill to perfect, protect, and use its rights to such Work Product. This section does not apply to Work Product for which no equipment, supplies, facility or trade secret information of Merrill's was used and which was developed entirely on your own time and (1) which does not relate (a) directly to Merrill's business or (b) to Merrill's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by you for Merrill.

                                83(B) ELECTION FORM

NOTE TO IRS: PLEASE TIME STAMP ONE COPY WITH ENDORSEMENT OF RECEIPT AND RETURN IN THE ENCLOSED STAMPED, ADDRESSED ENVELOPE.

                          ELECTION UNDER SECTION 83(B)
                OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in the taxpayer's gross income for the current taxable year, the amount of compensation, if any, taxable to the taxpayer in connection with the receipt of the property described below:

1. The name, address, taxpayer identification number, and taxable year of the taxpayer and spouse, if applicable, are as follows:

Name:   Taxpayer: __________________________   Spouse:_______________________

Address:_____________________________________________________

Tax ID#:____________________________________________

Taxable Year:______________________________


2. The property with respect to which the election is made is described as follows: _______ shares of the Class B Common Stock of Merrill Corporation, a Minnesota corporation (the "Company").

3.   The date on which the property was transferred is:  __________, ______.

4. The property is subject to the following restrictions: The right of Merrill to repurchase the shares, or a portion thereof, at a price per share as calculated pursuant to the 1999 Merrill Corporation Direct Investment Plan, in the event of the taxpayer's termination of service with Merrill.

5. The fair market value at the time of transfer (determined without regard to the restrictions) of such property is: $22.00 per share.

6.   The amount (if any) paid for the property is:  $22.00 per share.

The taxpayer has submitted a copy of this statement to the person for whom the services were performed in connection with the taxpayer's receipt of the property. The taxpayer is the person performing the services in connection with the transfer of such property.

THE UNDERSIGNED UNDERSTANDS THAT THE FOREGOING ELECTION MAY NOT BE REVOKED EXCEPT WITH THE CONSENT OF THE COMMISSIONER.

Dated:________________________       _______________________________________
                                     (Signature of the Taxpayer)

The undersigned spouse of the taxpayer joins in this election.

Dated:________________________       _______________________________________
                                     (Signature of the Spouse)

Truth-in-Lending Disclosure

                                        FOR

                            CREDIT SALE OF CAPITAL STOCK
                                     ISSUED BY
                                MERRILL CORPORATION


                                -FIRSTNAME- -LASTNAME-

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
 ANNUAL PERCENTAGE RATE      FINANCE CHARGE         AMOUNT FINANCED        TOTAL OF PAYMENTS      TOTAL SALE PRICE
The Cost of your credit     The dollar amount     The amount of credit    The amount you will     The total cost of
   as a yearly rate.      the credit will cost   provided to you or on    have paid after you     your purchase on
                                  you.                your behalf.           have made all        credit, including
                                                                              payments as       your down- payment of
                                                                              scheduled.            $-Cash_Down-
6.3789%
                                                   $-Amt_Financed-
                          $-Finance_Charge-                              $-Total_Payments-      $-Total_Sale_Price-
------------------------- ---------------------- ----------------------- ---------------------- ----------------------


You have the right to receive at this time an itemization of the Amount
Financed.

 /X/ I want an itemization.      / / I do not want an itemization.

Your payment schedule will be:

------------------------------ ---------------------------- ----------------------------------------------------------
Number of Payments             Amount of Payments           When Payments Are Due
------------------------------ ---------------------------- ----------------------------------------------------------
              1                $-Total_Payments-            January 28, 2008
------------------------------ ---------------------------- ----------------------------------------------------------

------------------------------ ---------------------------- ----------------------------------------------------------


SECURITY:  You are giving a security interest in:

/X/   the Coinvestment Shares you purchased pursuant to the Participation
Agreement, dated January 28, 2000, by and between you and Merrill Corporation.

PREPAYMENT:  If you pay off early, you

/ / may     /X/ will not     have to pay a penalty.


See your contract documents for any additional information about nonpayment, default, any required repayment in full before the schedule date, and prepayment refunds and penalties.

                         ITEMIZATION OF AMOUNT FINANCED

                                         FOR

                CREDIT SALE OF MERRILL CORPORATION CAPITAL STOCK


                              -FIRSTNAME- -LASTNAME-


Itemization of the Amount Financed of $-AMT_FINANCED-


          $-AMT_FINANCED- Amount credited to your account